Exhibit 99.02

Jonathan Lord, M.D.

Terry Gregg

Dexcom, Inc.

6340 Sequence Drive

San Diego, CA 92121

August 26, 2010

Dear Jack,

Dear Terry,

Please accept this letter as notice of my resignation from Dexcom’s Board of Directors, effective immediately. I also resign, effectively immediately, from each of Dexcom’s Audit Committee and Compensation Committee. I have enjoyed my time on the Board and leave my position knowing that the company is in good hands. I am resigning with the mutual understanding that I have no disagreements or disputes with Dexcom, nor does Dexcom have any disagreements or disputes with me.

Sincerely,

/s/ Donald A. Lucas
Donald A. Lucas